UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2013

CHANTICLEER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of Principal Executive Offices) (Zip Code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Chanticleer Holdings, Inc. (the “Company”) and its Board of Directors have decided to exit the fund management business. The desired result of current negotiations would be for Chanticleer Advisors, LLC (“Advisors”) to resign as manager of Chanticleer Investors II (“Investors”). Matthew Miller and Joe Koster, two of the current fund managers, will cease to be employed by Advisors and will control a new management entity (“NEWCO”) created specifically to manage the successor to Investors. Mr. Michael Pruitt will resign as one of the portfolio managers. From this arrangement, the Company will have an ongoing economic benefit from this aspect of the business, while eliminating the losses associated with the fund management business. Advisors has failed to produce profits and has resulted in operating losses since inception. Subject to limited partner approval, the transition is expected to be effectuated on May 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2013	CHANTICLEER HOLDINGS

	By:	/s/ Michael D. Pruitt
Chief Executive Officer

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